EXHIBIT 10.12

STATE OF LOUISIANA

PARISH OF IBERIA

ACT OF LEASE

BE IT KNOWN, that:

SUTTON INDUSTRIES, INC., a Louisiana corporation domiciled in Iberia Parish, Louisiana, having as its permanent mailing address, P O Drawer 14238, New Iberia, Louisiana 70562-4238, herein represented by and acting through LIONEL H. SUTTON, II, duly authorized,

(hereinafter referred to as LESSOR); and Mako Technologies, Inc.

Mako Technologies, Inc.

(hereinafter referred to as LESSEE),

have made and entered into and do hereby make and enter into the following contract of lease, to wit:

I.

LESSOR has leased, let and rented and does hereby lease, let and rent unto LESSEE for the consideration and under the terms and conditions hereinafter set forth, the property described as follows, to wit:

All present property and buildings having a street address of 125 Mako Lane.

II.

This contract of lease is made for a period of  60 months commencing June 1, 2006 and terminating May 31, 2011.

III.

The consideration for this lease is declared to be: A monetary rental of $7300.00 per month payable monthly in advance to LESSOR at P.O. Box 14238, New Iberia, La. 70562-4238, beginning on the commencement date.

IV.

LESSOR grants to LESSEE the option to extend and/or renew this lease for 2 additional terms of 5 yrs. to commence upon expiration of the primary term. Failure of LESSEE to notify LESSOR at least ninety (90) days prior to the expiration of the original term or any extensions of its intention to terminate this lease and surrender said property shall be conclusively construed as intention to renew said lease for the succeeding period. Said lease shall thereupon, ipso facto and without further notice, be extended and remain in full force and effect for the next option term. Said notice shall be in accordance with the provisions of Section XXIII of this lease.

V.

Should LESSEE exercise it's option to extend and/or renew this lease, the rental shall be adjusted by increasing or decreasing (whichever is applicable) the base monthly rental of $7300.00 by the percentage change shown by the United states Department of Labor, Division of Labor Statistics Consumer Price Index (Base 1982-84100) as of commencement date of the primary term and the starting date of any renewal term. The base monthly lease rental of $7300.00 Shall be increased or decreased (whichever is applicable) by the percentage change in said index, and this sum, when calculated, shall be the rental payable monthly in advance throughout the next 5 year term. The Consumer Price Index Adjustment shall also apply to all subsequent option periods.

VI.

LESSEE shall maintain and keep in good repair all existing improvements on the leased premises, including but not limited to, the air conditioners, parking lots, fences, etc. LESSEE agrees to return the leased premises to the LESSOR at the expiration of this lease, or the renewal thereof, in a condition at least equal to the condition existing at the date hereof, reasonable wear and tear and acts of God accepted.

VII.

The leased premises shall be used for the purpose of operating thereon Equipment Rental Company.  LESSEE shall not use the leased premises or permit others to use the same for any purpose or activity which is contrary to law.

VIII.

LESSEE shall not assign or otherwise alienate this lease, or allow it to be assigned or otherwise alienated in whole or in part, by operation of law or otherwise, or mortgage or pledge same, or sublet the leased premises or any part thereof, without the prior written consent of the LESSOR, which consent will not be unreasonably withheld and in no event shall any such assignment or sub-lease ever release LESSEE from any obligations or liability hereunder.

IX.

LESSEE obligates itself to carry a policy or policies of general liability insurance with the coverage of One Million Dollars for each occurrence, and the policy or policies shall name LESSEE as the insured and LESSOR as and additional insured. LESSEE shall promptly pay the premiums due on all such policies and cause certificates of insurance to be furnished to LESSOR.

LESSEE shall hold harmless, indemnify and defend LESSOR, its employees, and agents, against all claims, demand, and actions for loss, liability, damage, cost and expense (including attorney's fees) resulting from injury or death to any person and damage to property caused by the act or omission of any person while in, upon or connected in any way with the leased premises during the term of this lease or any occupancy hereunder.

LESSEE further agrees to indemnify and hold harmless, LESSOR from and against any and all claims arising from or in connection with any cleanup or restoration responsibility with respect to the leased premises and all appurtenances thereto related to or in connection with the use, consumption, generation, treatment, storage or disposition of hazardous materials or wastes on the leased premises on or after the commencement date of this lease.

LESSOR agrees to indemnify and hold harmless, LESSEE from and against any and all claims arising from or in connection with any cleanup or restoration responsibility with respect to the leased premises and all appurtenances thereto related to or in connection with the use, consumption, generation, treatment, storage or disposition of hazardous materials or wastes by LESSOR arising before the commencement date of this lease.

X.

Lessor assumes full responsibility for securing and maintaining a policy of fire and extended coverage in an amount to 100% of the current insurable value of the LESSOR'S buildings and improvements on the leased premises. This amount to be adjusted periodically as needed due to inflation. Lessor shall be solely responsible for the payment of all premiums due under said policy.

XI.

Should the LESSEE become insolvent or upon the adjudication of LESSEE in bankruptcy, the appointment of a receiver for LESSEE or the filing of a bankruptcy receivership or respite petition of LESSEE, and should said condition continue for a period of five (5) days after written notice has been given LESSEE by LESSOR, then, at the option of LESSOR, the rent for the whole unexpired term of this lease shall at once become due and exigible and the LESSOR shall have the further option to at once demand the entire rent for the whole term or to immediately cancel this /ease, reserving its right to later proceed against the LESSEE for the remaining installments.

XII.
LESSEE agrees that it will make no structural changes or other alterations to the leased premises without the LESSOR's written consent, and without furnishing the LESSOR fifteen (15) days advance written notice outlining in detail the proposed changes or alterations. Moreover, any additions or alterations or improvements made by LESSEE, with or without consent of LESSOR, no matter how attached, shall remain the property of LESSOR, unless otherwise stipulated herein, and LESSEE expressly waives any right to compensation for any such additions or alterations which may be make to the premises. Notwithstanding the above, however, LESSEE may remove from the premises its trade fixtures, office supplies, movable office furniture and equipment not attached to the leased premises provided (a) such removal is made prior to the termination of the term of this lease; (b) LESSEE is not in default of any obligation or covenant under this lease at the time of such removal; and (c) LESSEE promptly repairs all damage caused by the installation, use or removal of any such furniture or equipment. Moreover, if LESSOR so requests in writing, LESSEE will, prior to termination of this lease, remove any and all alterations, additions, or fixtures, equipment and property placed or installed by it in the leased premises and will repair any damage caused by such removal.

XIII.

LESSOR shall pay all real estate taxes and assessments imposed against the leased premises when due.

XIV.

LESSEE shall cause all improvements and appurtenances erected and/or placed by it on the leased premises to be assessed to it for tax purposes separate from the property of LESSOR and LESSEE shall pay all such taxes and all other charges assessed and levied against its property and all appurtenances located on the leased premises on or before December 31st of that year.

XV.

LESSEE binds and obligates itself to care for the leased premises as a prudent administrator, keeping the same free of debris, rubbish and trash at all time.

XVI.

LESSEE assumes full responsibility for the fulfillment of all regulations and requirements of all local, state, and federal laws, regulations and statutes, including the Occupational Safety Hazard Act (OSHA), the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and The Superfund Amendments and Re-authorization Act (SARA) and for all state and federal laws and regulations governing, prohibiting and regulating pollution. LESSEE shall comply with all laws concerning the leased premises or LESSEE'S use of the premises including without limitation, the obligation at LESSEE's cost to alter, maintain, or restore the premises in compliance and conformity with all laws relating to the condition, use or occupancy of the premises by LESSEE during the term of this lease. LESSEE shall not use or permit the use of the premises in any manner that will be in violation of any city or county ordinance or state and federal laws in or about said leased premises.

XVII.

Failure on the part of LESSEE to pay rent, including hazard insurance premiums, property taxes and assessments within thirty (30) days after actual billing of such and after notice given LESSEE by LESSOR via certified mail, shall entitle LESSOR, in its sole discretion and at its option, to declare the balance of the rent due for the term of the lease with interest thereon at the rate of 12% per annum from the date on which the payment was due, together with 20% of the amount claimed as stipulated attorney's fees for the collection of said amount, or LESSOR, at its option, may evict LESSEE from the premises and regain possession, reserving its right to later proceed against the LESSEE for the remaining installments.

XVIII.

In addition to the hereinabove stated base monthly rental, LESSEE shall pay all the charges for water, telephone, electricity, gas, garbage, and delivery pick-up services, sewerage, and any other utility charge that may accrue by reason of occupancy or use by LESSEE of the leased premises and shall not permit any lien or claim to be filed against LESSOR by reason of such charge.

XIX.

Neither acceptance of rent by LESSOR nor failure by LESSOR to complain of any action, non-action, or default of the LESSEE, whether singular or repetitive shall constitute a waiver of any rights or either a subsequent default of same obligation or any other default. No act or thing done by LESSOR or its agents shall be deemed to be an acceptance of surrender of the leased premises and no agreement to accept surrender of the leased premises shall be valid unless it is in writing and signed by the duly authorized officer of agent of LESSOR.

XX.

If LESSEE should remain in possession of the leased premises after the expiration of the original term or any extensions of this lease, without the execution by LESSOR and LESSEE of a new lease, the LESSEE shall be considered as a month to month tenant, bound by and subject to all the covenants and obligations of this lease.

XXI.

If any clause or provision of this lease is illegal, invalid or unenforceable, under present and future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby.

XXII.

Lessee has reviewed the environmental assessment done by the previous tenant, and plans on having his own independent assessment done (a copy of •which he has delivered to Lessor prior to occupation of the Leased Premises and accepts the Leased Premises in its present condition as particularly evidenced by the two reports. Prior to vacating the Leased Premises Lessee shall have caused to be prepared and paid for a Phase I environmental assessment showing that the property is clear of any environmental hazards and to the extent that such report identifies any remediation work necessary on the property, all such work shall be done by Lessee prior to vacating the property. Lessee shall deliver such report to Lessor on or before five (5) days prior to vacating the Leased Premises.

In particular, but in no way intended to limit obligations of Lessee, Lessee specifically agrees to obtain, maintain and fully comply with all permits, licenses or permission required, necessary, contemplated by or related to all operations on or related to the property which is the subject of the Lease or performance there under and to fully comply with all governmentalregt.dations,statutes,laws and regulations concerning underground storage tanks, clean air provisions, water quality provisions, hazardous substances and/or hazardous waste provisions, CERCLA provisions or otherwise. Further, Lessee agrees to fully defend, indemnify and hold Lessor, its subsidiaries and affiliated corporations, their heirs, successors and assigns totally harmless from any and all liabilities, and/or claims, punitive or otherwise, fines, penalties, cost of compliance, investigation, remediation, reclamation, expert fees and/or cost/expenses of any nature whether said costs were paid or activities entered into voluntarily or otherwise associated directly or indirectly with Lessee, Lessee's heirs, successors, assigns, contractors, subcontractors or any other party involved with said property by Lessee's actions, failure to obtain and fully comply with any permits, licenses or permission or with a notice of violation, order, regulation or governmental edict or any kind, and all costs and expenses related in any way, whether directly or indirectly, thereto whether said monies were paid or activities entered into voluntarily or otherwise.

In addition, and in no way intended to be limited by the above obligations. Lessee further agrees to indemnify and hold Lessor, its subsidiary and affiliated companies, their heirs, successors and assigns totally harmless from any and all governmental and/or third party I j. claims of whatever kind or nature arising out of or in any way related to the actions or failure f    j to act by Lessee or Lessee's heirs, successors or assigns, contractors, subcontractors, invitees or any other party involved with said property by Lessee's actions, whether arising out of common law or statute including but in no way limited to Comprehensive Environmental Response, Compensations and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, and often referred to as I "CERCLA"), the Resource Conservation and Recovery Act of 1976, (as amended by thef Used Oil Recycling Act of 1980), and the Hazardous and Solid Waste Amendments of 1984   j (as amended, often referred to as "RCRA"), the Toxic Substance Control Act, 15 U.S.C.A. 2601 to 2654, "TSCA", the Occupational Safety & Health Administration, "OSHA", the      i Louisiana Department of Environmental Quality Act, the Louisiana Solid Waste I Management and Resource Recovery Law, the Hazardous Waste Control Law, the Inactive and Abandoned Hazardous Waste Site Laws, the Taxation of Disposal and Storage ofI Hazardous Waste, the Liability for Hazardous Substance Remedial Action, the Louisiana * Waste Reduction Law, Underground Storage Tank Regulation, and any and all federal, state and local rules, ordinances, and statutes governing hazardous and/or toxic materials, and underground storage tanks and any and all other state and/or federal and/or local environmental and/or ton and/or contractual and/or health and/or safety and/or land use legislation, regulations or orders or otherwise which are in any way related to or in any way arise out of the use of property subject to this lease by Lessee or Lessee's heirs, successors,assigns, contractors, subcontractors, or invitees during the term herein.

It is expressly understood that Lessor, its subsidiaries and affiliated companies are not to be liable for any damages, fines, claims, costs, expenses or liabilities of any kind or nature arising in any way or related in any way to, whether directly or indirectly, the use, possession, operation on or activities involving said property by Lessee or Lessee's heirs, / successors, assigns, subcontractors or contractors, invitees or any other party involved by Lessee's actions.

Notwithstanding anything herein to the contrary, none of the foregoing indemnities, assumptions of liability or releases on the part of Lessee shall extend to any losses, costs, claims, or omissions of Lessor or any other person in any way related to the use, possession, operation on or activities involving said property by said person, occurring prior to or subsequent to the term of the Lease or (ii) any such acts or omissions by any of such persons occurring during the term of this Lease in connection with a trespass or other act in derogation of Lessee's rights under this Lease and without any fault or negligence on the part of the Lessee.

It is expressly agreed to and understood by the parties hereto that the liability and obligations assumed by Lessee under this Agreement are to survive the termination of the Agreement to the extent not prohibited by law. Furthermore, should any portion of the Agreement be found by a court of competent jurisdiction to be void and/or unenforceable, then the remaining obligations shall continue in full force and effect to the extent not prohibited by law.

XXIII.

Whenever under this lease a provision is made for any demand, notice or declaration of any kind, it shall be in writing and serviced either personally or sent by registered or certified mail, postage pre-paid, addressed at the address set forth below:

To LESSOR:
SUTTON INDUSTRIES, Inc.
P.O. Drawer 14238
New Iberia, Louisiana 70562-4238
Telephone: (337) 365-7012

To Lessee:
Mako Technologies, Inc.
125 Mako Lane
Morgan City, LA 70380

XXIV

AND THERE INTERVENED: Jacob J. Marcell, of age, having a permanent mailing address P.O. Box 3186 Morgan City, LA 70381. Who guarantees LESSEE'S performance under the aforementioned lease and agrees to fulfill the obligation of LESSEE with respect to the said lease should LESSEE default on the obligations.

/s/ Jacob J. Marcell
Jacob J. Marcell
WITNESSES:
/s/ Karen Sampey

IN WITNESS WHEREOF, this Agreement is signed in duplicate originals as of this 1 day of June, 2006.

WITNESSES:	/s/ Jacob J. Marcell
/s/ signature	LESSEE
Mako Technologies

SUTTON INDUSTRIES, INC.
/s/ signature
By: /s/ Lionel H. Sutton, II
LIONEL H. SUTTON, II LESSOR